Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL COMMENTS ON FIRST QUARTER 2020 FINANCIAL RESULTS

Pembroke, Bermuda, April 27, 2020 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced an estimated net claims provision of $300 million, pre-tax, for the first quarter related to catastrophe and other weather-related events. This amount includes an estimated net claims provision of $235 million, pre-tax, for the COVID-19 pandemic.

The Company's estimated net claims provision for COVID-19 is largely attributable to property related coverages, but also includes event cancellation and accident & health coverages, and considers a global shelter in place order that remains in effect until July 31, 2020. Other-weather related events of $65 million, pre-tax, includes regional weather events in the United States, U.K. floods and Australia wildfires.

AXIS Capital notes continuous improvement in its current accident year loss ratios excluding catastrophe and weather-related losses for its insurance and reinsurance businesses for the quarter.

Separately, the Company expects to report a full limit loss of $10 million associated with the WHO pandemic swap. The loss is recorded in other insurance related income (loss).

In addition, the Company expects to report net investment income of $93 million for the quarter, reduced from $107 million in the first quarter of 2019, primarily attributable to lower hedge fund returns. The Company also expects to report net unrealized losses of $61 million ($55 million excluding foreign exchange movements) attributable to its equity securities portfolio and net unrealized losses of $275 million ($224 million excluding foreign exchange movements) attributable to its fixed maturities portfolio, due to the significant decline in equity and credit markets at March 31, 2020.

Albert Benchimol, President and CEO of AXIS Capital commented

"COVID-19 has disrupted both society and the (re)insurance marketplace on a global scale. We have experienced its impact in our homes and in the communities where we live and work. Our foremost concerns are with the health and safety of our staff, and the well-being of all those directly affected by the virus. We also extend our deepest gratitude to the heroes who are on the front lines fighting the pandemic, including our healthcare workers and first responders.
 "While COVID-19 continues to create unprecedented challenges and uncertainty for all carriers, we believe AXIS is well-positioned to manage through the pandemic. We entered 2020 with strong capital adequacy, a high-quality investment portfolio, and a well-balanced book of business. Our portfolio optimization actions are delivering tangible results. Our focus continues to be on providing our clients and partners in distribution with the same high level of service that they have come to expect from us. AXIS transitioned seamlessly to a remote work model and we are deeply appreciative to our staff for their tremendous resilience and commitment to advancing our business, as we navigate a rapidly evolving environment.

"We have confirmed that most of our contracts do not provide coverage that applies to the current situation. Nevertheless, we have written policies that will respond to this pandemic. We are already processing claims and making payments where coverage exists. We proudly stand by our promise to be there for our customers in their time of need.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

"We believe that the estimate that we have provided appropriately reflects losses that have been incurred assuming the shelter in place lasts through July 31st."

The Company continues to evaluate information associated with the ongoing COVID-19 pandemic. The Company’s actual results may differ from the foregoing preliminary results, and such differences may be material.

AXIS Capital's results will be discussed during its conference call on Tuesday, May 5, 2020 at 9:30 AM (EDT).

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at December 31, 2019 of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
The Company uses its website (www.axiscapital.com) and its corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information posted through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in the Company's "E-mail Alerts" program, which can be found in the Investor Information section of the Company's website (www.axiscapital.com). The contents of the Company's website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

Risk and Uncertainties
The determination of the Company's net claims provision for its insurance segment is based on its ground-up assessment of losses from individual contracts and treaties, including a review of contracts with potential exposure to the COVID-19 pandemic. The determination of the Company's net claims provision for its reinsurance segment is largely based on industry insured loss estimates, market share analyses and catastrophe modeling analyses, where appropriate. In addition, the Company considered preliminary information received from clients, brokers and loss adjusters. Due to the nature of these events, including the complexity of loss assessment, factors contributing to the net claims provision, and the preliminary nature of the information available to prepare the estimate of the net claims provision, particularly related to the COVID-19 pandemic, the actual net ultimate amount of the loss for these events may differ materially from this current net claims provision.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this press release include without limitation information regarding estimates of (i) losses for catastrophes and other weather-related events including the COVID-19 pandemic, (ii) current accident year loss ratios excluding catastrophe and weather-related losses, (iii) loss associated with the WHO pandemic swap,(iv) measurements of potential losses in the fair market value of our investment portfolio and (v) net investment income for the first quarter.

These statements involve risks, uncertainties and assumptions. Important factors that could cause actual events or results to differ materially from our expectations, include but are not limited to, the following:

•the adverse impact of the recent COVID-19 outbreak and resulting pandemic;
•the occurrence and magnitude of natural and man-made disasters;
•actual claims exceeding our loss reserves;
•general economic, capital and credit market conditions;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the breach by third parties in our program business of their obligations to us;
•the failure of our cedants to adequately evaluate risks;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•the use of industry catastrophe models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•changes in the political environment of certain countries in which we operate or underwrite business;
•fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com